UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2003

Super Vision International, Inc.

(Exact Name of Registrant as specified in its charter)

Delaware	0-23590	59-3046866
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

8210 Presidents Drive, Orlando, Florida 32809

(Address of Principal Executive Offices)

Registrant’s telephone number: (407) 857-9900

Item 7.	Exhibits

(c	)	Exhibit 99.1

                Super Vision International, Inc., Press Release, dated July 28, 2003 concerning the election of Mr. Anthony Nicolosi as a                 director of Super Vision International, Inc.

Item 9.	Regulation FD Disclosure.

On July 24, 2003 Anthony Nicolosi was elected a director of Super Vision International, Inc. (the “Company”), effective August 1, 2003. Mr. Nicolosi fills a vacancy on the Company’s Board of Directors.

Mr. Nicolosi is 42 years old. He has been Chief Operating Officer for Volvo Finance North America, Inc., a subsidiary of Ford Motor Credit Corporation, since June 2001. Mr. Nicolosi joined Volvo Finance North America in October 1998, as Vice President Operations. From January, 1997 through October, 1998, Mr. Nicolosi was General Manager of the New Jersey Market Area with Volvo Cars of North America, Inc.

INFORMATION LIMITED TO REGULATION FD DISCLOSURE.

The information in this report shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section; shall not be considered incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing; and shall not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER VISION INTERNATIONAL, INC.

Date: July 28, 2003	By:	/s/ BRETT M. KINGSTONE
Brett M. Kingstone, Chairman and Chief Executive Officer